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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 24, 1998 appearing on page F-2 of PETsMART, Inc.'s Annual Report on Form 10-K for the year ended February 1, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP


Phoenix, Arizona
April 8, 1998